Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-266498, Registration No. 333-236607, Registration No. 333-216365 and Registration No. 333-192635) of Xencor, Inc. of our reports dated February 24, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting of Xencor, Inc. appearing in the Annual Report on Form 10-K of Xencor, Inc. for the year ended December 31, 2022.

RSM US LLP

Los Angeles, California
June 15, 2023

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